SCHEDULE 14C INFORMATION

                        DEFINITIVE INFORMATION STATEMENT
        PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ] Preliminary information statement       [ ]  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X] Definitive information statement

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14-c-5 (g) and 0-11.
       (1) Title of each class of securities to which transaction applies:


       (2) Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       (4) Proposed maximum aggregate value of transaction:


       (5) Total fee paid:

       [ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

       (2)    Form, Schedule or Registration Statement No:  0-26028

       (3)    Filing Party:        Imaging Diagnostic Systems, Inc.

       (4)    Date Filed:          January 28, 1999

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                               6531 NW 18TH COURT
                            PLANTATION, FLORIDA 33313

                                January 28, 1999


                              INFORMATION STATEMENT

THIS STATEMENT IS FOR INFORMATION PURPOSES ONLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Imaging Diagnostic Systems, Inc., a Florida Corporation, (the "Company"), is a medical technology company that has developed and is testing a Computed Tomography Laser Mammography ("CTLM(TM)") device for detecting breast cancer through the skin in a non-invasive procedure. The CTLM(TM) employs a high-speed pico-second pulsed titanium sapphire laser and proprietary scanning geometry and reconstruction algorithms to detect and analyze tissue in the breast for indicia of malignancy or benignancy. The components of the laser system are purchased from two unaffiliated parties and assembled and installed into the CTLM(TM) by the Company.

The Company is developing a clinical atlas of the optical properties of benign and malignant tissues with respect to absorption and scattering parameters as laser light pulses pass through the tissue. The CTLM(TM) device is designed to provide the physician with objective data for interpretation and further clinical work-up. Accordingly, the Company believes that the CTLM(TM) will improve early diagnosis, reduce diagnostic uncertainty, and decrease the number of biopsies performed on benign lesions.

This Information Statement is being mailed to the shareholders of the Company commencing on or about January 28,1999, in connection with the adoption, by a majority of the Company's shareholders entitled to take action there on, of the Amendment to the Company's Articles of Incorporation contained herein.

Pursuant to Section 607.0704 Florida Statutes, any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the action is taken by a majority of the holders of outstanding stock of each voting group entitled to vote. The Certificates of Designation of the Series B, D, E, and H Preferred Stock (the "Certificates"), which were filed with and accepted by the State of Florida, provide that, in the event there are insufficient shares to effect a conversion, the Company is required to increase the number of authorized shares to effect such conversion. Due to the decrease in the Company's stock price, the Company no longer has an adequate number of common shares authorized to meet its contractual obligations with regard to the conversion of the Preferred Stock.

Preferred Holders, pursuant to the Certificates, are granted voting rights, and voted solely for the purpose of increasing the number of authorized shares to accommodate the conversion of their preferred shares into common shares. Pursuant to the Certificates, the holders of the Preferred Shares are entitled to vote with the holders of the Common Stock for this purpose, as a single class, where each share of Preferred Stock is entitled to that number of votes to which it would be entitled had all of its shares of Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. The certificates provide no other voting rights to the Preferred Holders.

As of the 3rd day of December 1998, Austost Anstalt Schaan, Avalon Capital Ltd., Balmore Funds S.A., Steven Cohen, Canadian Capital Fund Ltd., Dominion Capital Funds, Ltd. Linda B. Grable, Richard J. Grable, Deborah O'Brien, The Malcolm Kanan Empire Trust and Allan L. Schwartz, (collectively "the Majority Common Shareholders"), and Goodland International Investment Ltd., Weyburn Overseas Limited, Austost Anstalt Schaan and Balmore Funds S.A (collectively "the Majority Preferred Shareholders authorized by written action, the Company's adoption of an amendment, in the form of Exhibit A hereto (the "Amendment"), to the Company's Certificate of Incorporation, as amended, to increase the authorized common stock, no par value per share ("Common Stock"), of the Company from 48,000,000 shares to 100,000,000 shares (the "Written Action"). Taking into account such provisions, the Majority Common Shareholders and the Majority Preferred Shareholders (collectively, "the Majority Shareholders") were entitled to and voted the number of shares set forth opposite their names:


NAME                               # OF COMMON            % OF COMMON           # OF PREFERRED    % OF
                                   SHARES                 SHARES                SHARES            PREFERRED
                                                          OUTSTANDING (1)                         SHARES
                                                                                                  OUTSTANDING (2)
                                 ---------------         -----------------     -----------------  --------------

Austost Anstalt Schaan (4)          342,533                     .9%                     50              8.96%
Avalon Capital Ltd.                 673,401                    1.7%
Balmore Funds S.A. (5)              342,533                     .9%                     50              8.96%
Steve Cohen                         396,700                    1.0%
Canadian Capital Fund Ltd.          636,379                    1.65%
Dominion Capital Funds Ltd.       1,334,996                    3.5%
Goodland International
Investment Ltd. (3)                                                                    315             56.45%
Linda B. Grable                   3,497,800                    9.1%
Richard J. Grable                 7,995,040                   20.8%
Deborah O'Brien                     287,000                     .75%
Allan L. Schwartz                 3,579,980                    9.3%
The Malcolm Kanan Empire Trust    1,200,000                    3.1%
Weyburn Overseas Limited (2)                                                           135             24.19%
         TOTAL                   20,328,462                   52.8%                    550             98.56%

----------------
1. This column sets forth the percentage of the total number of common shares outstanding as of December 3, 1998 (38,510,399 shares), the date the final written action was executed and presented to the Company's Board of Directors. As of January 25, 1999, there are 39,381,401 shares of common stock outstanding.
2. This column set forth the percentage of the total number of Preferred Shares outstanding as of December 3, 1998 (558 Shares)
3. Everest Capital Limited, is the investment manager for Weyburn Overseas Limited and Goodland International Investments, Ltd. Mr. John Malloy is the Managing Director of Everest Capital Limited, a British Virgin
     Island corporation.
4. Thomas Hackl and Peter Nakowitz are the Directors of and have voting control over Austost Anstalt Schaan, a British Virgin Island corporation.
5. Francois Morax and Matityahu Kaniel are the Directors of and have voting control over Balmore Funds S.A., a Liechtenstein corporation.
------------------------

Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

The Company's stock is traded on the OTC/Bulletin Board and is deemed to be a "penny stock". The Securities and Exchange Commission (the "Commission") has adopted regulations, which generally define Penny Stocks to be an Equity Security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. At present, the market price of the Company's Common Stock is substantially less than $5.00 per share and therefore may be designated as a "penny stock." pursuant to the rules under the Securities Exchange Act of 1934, as amended. Such a designation requires any broker or dealer selling such securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase such securities. These rules may restrict the ability of Broker/Dealers to sell the Company's Common Stock and may affect the ability of shareholders to sell their Shares. The issuance of large amounts of common stock upon conversion and the subsequent sale of such shares may further depress the price of the common stock. In addition, since each new issuance of common stock dilutes existing shareholders, the issuance of substantial additional shares may effectuate a change of control of the Company.

On March 24, 1996, the Company filed its application with Nasdaq to be listed on the Small Cap Market. The Company's request for listing was subsequently denied after a hearing before the Listing Qualifications Panel (the "Panel"). The denial was based upon the fact that one of the Company's outside shareholders (the "Shareholder"), who had no control or relationship with the Company, other than as a minority shareholder, had a questionable background and owned a 5% interest in the Company.

As a result, the Company appealed the denial decision to the Nasdaq Listing and Hearing Review Committee (the "Committee") which on February 5, 1997, reversed the decision of the Panel and stated in part the following:

         "Accordingly, we recommend that the Panel's decision denying initial inclusion be reversed and the case be remanded to the Staff with instructions to implement the Company's proposal..."

The Company in fact, did implement its proposal and on March 12th provided Nasdaq with copies of all documentation necessary to satisfy any concerns that the Panel had regarding the Shareholder. On March 31, 1997, prior to the time Nasdaq acted on the proposal, Barron's published an inaccurate article stating that a Nasdaq spokesman indicated that the listing would be denied. For the 36 trading day period prior to the date of this article the Company's stock traded at $3.00 and above. The article had a predictable negative impact on the Company's stock and the price dropped below $3.00 and did not recover despite a retraction from Barron's on April 7, 1997. Based upon this decline the Nasdaq staff refused to approve the Company for listing on the Nasdaq Small Cap Market. The following table sets forth, for each of the fiscal periods indicated, the high and low bid prices for the Common Stock, as reported on the OTC Bulletin Board. These per share quotations reflect inter-dealer prices in the over-the-counter market without real mark-up, markdown, or commissions and may not necessarily represent actual transactions. On January 19, 1999, the Company's common stock closed at $.42.

     QUARTER ENDING                         HIGH BID                   LOW BID

     FISCAL YEAR 1996
     September 1995                         $ .78                      $ .71
     December 1995                          $3.15                      $ .75
     March 1996                             $8.25                      $8.00
     June 1996                              $3.90                      $3.87

     FISCAL YEAR 1997
     September 1996                         $3.93                      $2.25
     December 1996                          $3.93                      $1.43
     March 1997                             $4.12                      $2.43
     June 1997                              $3.08                      $2.62

     FISCAL YEAR 1998
     September 1997                         $2.25                      $1.87
     December 1997                          $1.61                      $1.22
     March 1998                             $1.65                      $1.02
     June 1998                              $0.78                      $0.67

     FISCAL YEAR 1999
     September 1998                         $0.58                      $0.50
     December 1998                          $0.62                      $0.54

The Company appealed the denial of the listing at an oral hearing before the Nasdaq Qualification Hearing Panel (the "Panel") in Washington D.C. on January 22, 1998. On February 10, 1998, the Panel issued its decision which stated, in part that despite the Company's argument, the Panel was of the opinion that the Company must satisfy the $4.00 per share bid price requirement as well as all other requirements for initial listing. The Panel noted that there were in excess of 25,000,000 total shares outstanding which it stated, would allow the Company to effect a reverse split sufficient to raise the bid price above the $4.00 minimum. The Panel was of the opinion that the Company was in compliance with the net tangible assets requirement, however the Panel expressed concern relating to the Company's ability to maintain compliance with the $2,000,000 net tangible assets requirement over the long term. The Panel granted the Company's request for initial inclusion on the Nasdaq Small Cap Market, subject to the following conditions:

         1. On or before May 11, 1998, the Company must effect a reverse stock split sufficient to raise its bid price to, or above $4.00 per share for the opening of one trading day or in the alternative, on or before May 11, 1998, the Company must have and retain for 10 consecutive trading days a $4.00 bid price through natural forces.

         2. On or before May 11, 1998, the Company must make a public filing with the SEC and Nasdaq evidencing a minimum of $5,000,000 in net tangible assets.

The Board of Directors determined that a reverse split at that time would be detrimental to the Company and the interests of its shareholders and vetoed the proposal for the reverse split. The conditional listing expired on May 11, 1998.

The Company immediately appealed this decision to the Nasdaq Listing and Hearing Review Council (the "Council"). On May 19, 1998 the Company received the Decision of the Council which affirmed the decision of the Panel. The Council stated that:

      "In making this decision, we find unpersuasive the Company's argument that on remand, it was not required to satisfy the initial inclusion bid requirement, or by implication, any of the other listing requirements. In fact the purpose of a remand and the continuing role of the staff in the process is to provide assurance that the Company satisfied Nasdaq listing requirement at the time it was listed, a fact that the Company likely understood when it went through the re-application process following remand."

The Company contends that this determination is incorrect in that the Company never went through a re-application process following remand. The Council went on to state, in part, that:

      "The Company could have no reasonable expectation that it received a waiver of Nasdaq listing standard. The decision merely determines that the ownership of the shareholder at issue would not prevent listing, given the Company's plan to insulate itself. We believe that the Panel's exception, which appears to be within the Company's control to achieve, was appropriate. While the incorrect Barron's article was unfortunate, we note that a retraction was later printed and sufficient time has passed to allow the Company's stock to be fairly priced in the market. We note that at the time of our consideration, the bid price for the Company's was 1 1/16. This is well below Nasdaq's initial inclusion standards.

The Council also agreed with the Panel's determination to require a heightened net tangible assets requirement based upon the Company's history of losses which have increased on a quarterly basis.

On June 11, 1998, the Company filed an Application for Review before the United States Securities and Exchange Commission to appeal the Decision of the Council. The basis for the appeal was that the Council erred in affirming the Panel's decision placing conditions upon the Company's initial inclusion. The Company contends that; (i) it did satisfy all the listing requirements on a timely basis but was initially rejected for listing by the Nasdaq Staff and Panel on grounds that were ultimately reversed by the Committee in the first appeal; (ii) that the Company satisfied the listing requirement and this fact was so recognized in the Committee's Decision in the first appeal; (iii) that due to the four month delay cased by the Nasdaq Staff; dilatory review process, and the irresponsible remarks made by a Nasdaq Staff member to Barron's, the price of the Company's stock declined below the initial listing requirement (but remained well above the maintenance requirement). Based upon price deficiency alone, the Company was denied listing.

On August 8, 1998, the Company filed it's Brief in Support of Application for Review. Nasdaq's brief was due on September 10, 1998 and filed on September 15, 1998. On September 25, 1998, the Company filed its Reply Memorandum to the Brief of the Nasdaq Stock Market. As of the date of this Information Statement, no hearing has been scheduled.

ACTIONS TAKEN
-------------
The Company, as authorized by the necessary approvals of a majority of the common and preferred votes necessary for such authorization, has approved the adoption of an amendment, in the form of Exhibit A hereto (the "Amendment"), to the Company's Articles of Incorporation, as amended, to increase the authorized common stock, no par value per share ("Common Stock"), of the Company from 48,000,000 shares to 100,000,000 shares. See "Articles of Amendment" attached hereto as EXHIBIT A. The form of the Certificates of Designation for the Series B, D, E and H Preferred Stock, the holders of which are the Majority Preferred Holders are attached hereto as Exhibits B, C, D and E, respectively. The Majority Preferred Holders and the Majority Common Holders are collectively referred to herein as the Majority Shareholders.

The Majority Shareholders consent with respect to the Amendment will take effect 20 days from the date the Information Statement is first sent to shareholders.

NO DISSENTERS' RIGHTS
---------------------
None of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

THE AMENDMENT
-------------

PURPOSE OF THE AMENDMENT

The Majority Shareholders have adopted, by written action, the Amendment to increase its authorized Common Stock from 48,000,000 shares to 100,000,000 shares. The Amendment was adopted to facilitate the conversion of approximately $4,500,000 in Series B Convertible Stock and $1,080,000 in Series H Preferred Stock, the only two Preferred Series still outstanding. The Series B and Series H Preferred Stock is convertible at a percentage of the average 5 day stock price. Due to the decrease in the Company's stock price, the Company does not have an adequate number of shares authorized to meet is contractual obligations. In addition, the Amendment will insure that there are a sufficient number of shares of Common Stock available for issuance upon exercise of outstanding stock options and warrants and enhance the ability of the Company to attract and retain qualified employees, consultants, officers and directors by enabling the Company to create stock option, incentives and rewards for their contributions to the success of the Company. Moreover, until such time as the Company is able to generate revenues, it is dependant on equity or other financing to continue operations. The Company will require substantial additional funds for its research and development programs, pre-clinical and clinical testing, operating expenses, regulatory processes and manufacturing and marketing programs.

The issuance of large amounts of common stock upon conversion of the preferred and the subsequent sale of such shares may further depress the price of the common stock. In addition, since each new issuance of common stock dilutes existing shareholders, the issuance of substantial additional shares may effectuate a change of control of the Company. As of January 6, 1999, there are 39,381,401 shares outstanding. Based on the closing price of the Company's common stock as of January 19, 1999 ($.42), 3,269,841 shares would be required to convert the Series H shares and, although the Company is contractually prohibited from doing so, 44,642,857 shares would be required to draw down the entire Equity Line of Credit. See "Equity Line of Credit". In addition, 14,394,879 shares are required to fulfill the Series B conversion and interest, 4,570,871 shares would be required for the exercise of options and warrants and 3,500,000 shares are required to be issued to Mr. Grable in July 1999 pursuant to the Patent Licensing Agreement. Based upon the foregoing, as of January 19, 1998, the Company would need in excess of 109 million authorized shares to effectuate all conversion, utilize the total Equity Line of Credit and fulfill its remaining stock related obligations. See "Interests of Certain Persons" and "Patent Licensing Agreement".

On October 7, 1998 a lawsuit was filed against the Company in the United States District Court, Southern District of New York, by the Series B Holders (Case No. 98 Civ. 086). The Company was served on October 19, 1998. The lawsuit alleges that the Company breached its contract of sale to the Series B Holders by, among other this failing to convert the Series B Preferred Stock and failure to register the common stock underlying the Preferred. The Company was unable to convert or register the shares since there were not enough authorized shares available for issuance. The Series B Holders have demanded damages in excess of $75,000, to be determined at trial, together with interest costs and legal fees. The Company intends to vigorously defend this suit and has obtained litigation counsel, who is in the processes of reviewing the case and filing an answer. If the lawsuit is tried and a judgment is entered against the Company, the Company estimates that the damages could be in excess of $4.5 million. The Company believes that once the additional shares are available for issuance, this lawsuit can be settled.

The Company believes that this increase in authorized Common Stock will: (i) provide the Company sufficient Common Stock for issuance upon conversion of the Series B and H Preferred Stock, and for issuance in connection with any future financing activities or corporate acquisition using the Company's Common or Preferred Stock; (ii) will enhance the ability of the Company to attract and retain qualified employees, consultants, officers and directors by enabling the Company to create stock option, incentives and rewards for their contributions to the success of the Company; and (iii) provide an adequate number of shares for equity financing.

The Company's Board of directors believes that now that the Company is in the final stages before filing with the Food and Drug Administration for pre-marketing approval of the CTLM(TM), it is imperative that it adequately prepares for the expansion of the Company's operations into manufacturing, marketing and distributing the CTLM (TM). Since the Company has generated no revenues to date and cannot compete salary wise with other companies that have substantially more monetary and other resources than the Company, it believes that its ability to attract and retain qualified employees, consultants, officers and directors will be dependant on the Company's ability to create and issue stock option, incentives and rewards to such persons. The Company has instructed counsel to prepare a new Stock and Option Plan and intends to present it for shareholder approval at the next annual meeting of shareholders.

Moreover, until such time as the Company is able to generate revenues, it is dependant on equity or other financing to continue operations. The Company will require substantial additional funds for its research and development programs, pre-clinical and clinical testing, operating expenses, regulatory processes and manufacturing and marketing programs.

The Company's Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights, and preferences as may be determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In addition, the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

The Company has had to rely on the private placement of Preferred and common stock to obtain working capital and will continue to do so in the future. In deciding to issue Preferred Shares pursuant to the private placements, the Company took into account the number of common shares authorized and outstanding, the market price of the common stock at the time of each Preferred sale and the number of common shares the Preferred share would have been convertible into at the time of the sale. At the time of each private placement of Preferred Stock there were enough shares, based on the price of the Company's common stock at the time of the sale of the Preferred to satisfy the Preferred conversion requirements. Although the Company's Board of Directors tried to negotiate a floor on the conversion price of each series of Preferred Stock prior to sale, it was unable to do so. In order to obtain working capital the Company will continue to seek capital through debt or equity financing, which may include the issuance of Convertible Preferred Stock whose rights and preferences are superior than those of the common stock holders. The Company will endeavor to negotiate the best transaction possible taking into account the impact on its shareholders, dilution, loss of voting power and the possibility of a change of control. However, in order to satisfy its working capital needs, the Company may be forced to issue convertible securities with no limitations on conversion price.

In the event that the Company issues preferred stock without a limit on the number of shares that can be issued upon conversion and the price of the Company's common stock decreases, the percentage of shares outstanding that will be held by preferred holders upon conversion will increase accordingly. The lower the market price the greater the number of share to be issued to the preferred holders, upon conversion, thus increasing the potential profits to the Holder when the price per share increases and the Holder sells the Common Shares. The preferred stockholders potential for increased share issuance and profit, including profits derived from shorting the Company's common stock, in addition to a stock overhang of an undeterminable amount, may depress the price of the Company's common stock. In addition, the sale of a substantial amount of preferred stock to relatively few holders could effectuate a possible change of control. Moreover, in the event of a voluntarily or involuntarily liquidation of the Company while the preferred stock is outstanding, the holders will be entitled to a preference in distribution of the Company's property available for distribution equal to $10,000 consideration per share.

PRIVATE PLACEMENTS OF PREFERRED STOCK
-------------------------------------

The Company has had to rely on the private placement of Preferred and common stock to obtain working capital. In deciding to issue Preferred Shares pursuant to the private placements, the Company took into account the number of common shares authorized and outstanding, the market price of the common stock at the time of each Preferred sale and the number of common shares the Preferred share would have been convertible into at the time of the sale. At the time of each private placement of Preferred Stock there were enough shares, based on the price of the Company's common stock at the time of the sale of the Preferred to satisfy the Preferred conversion requirements. Although the Company's Board of Directors tried to negotiate a floor on the conversion price of each series of Preferred Stock prior to sale, it was unable to do so.

The following table summarizes certain information with regard to the Series B, C, D, E, F, and H Preferred Shares

-------------- ------------- ------------- ---------------------- --------------------- ----------------------
SERIES/# OF    COMMON        CONVERSION    # OF COMMON SHARES     APPROX. PRICE OR      # OF COMMON SHARES
PREFERRED      STOCK PRICE   PRICE AT      CONVERTIBLE INTO AT    PRICE RANGE OF        ISSUED UPON
SHARES         AT TIME OF    TIME OF       TIME OF ISSUANCE (1)   COMMON STOCK AT       CONVERSION
               ISSUANCE      ISSUANCE                             TIME OF CONVERSION
-------------- ------------- ------------- ---------------------- --------------------- ----------------------

    B/450         $4.70         $3.85            1,168,831              $.35014            12,852,002 (2)
-------------- ------------- ------------- ---------------------- --------------------- ----------------------

    C/210         $1.63        $1.2225           1,714,268           $.4950-$1.0095           2,646,527
-------------- ------------- ------------- ---------------------- --------------------- ----------------------

    D/50          $1.22         $.915             546,448             $.2265-$.495            1,717,134
-------------- ------------- ------------- ---------------------- --------------------- ----------------------

    E/54          $1.093       $.81975            658,737           $.29775- $.77475          1,282,826
-------------- ------------- ------------- ---------------------- --------------------- ----------------------

    F/75          $1.31         $.917             817,884           $.46760-$.47320           1,971,375
-------------- ------------- ------------- ---------------------- --------------------- ----------------------

    H/108          $.56          $.42            2,571,429               $.5025              99,502 (3)
-------------- ------------- ------------- ---------------------- --------------------- ----------------------

1.   Approximate number estimated for the purpose of this table only.
2. At present the Company does not have enough shares available to issued the shares underlying the B Preferred. Does not include an aggregate of 1,542,877 shares required to be issued pursuant to the dividend provision of the Preferred Shares.
3. Represents conversion of 5 shares of Series H Preferred Stock. The remaining 103 shares remain unconverted. As of January 19, 1999, 3,269,841 shares would be required to convert the Series H shares at a conversion price of $.315 per share.

Series B Preferred Stock
------------------------
In December 1996, the Company sold an aggregate of 450 shares of its Series B Convertible Preferred Stock, for an aggregate of $4,500,000, to Weyburn Overseas Limited ("Weyburn") and Goodland International Investment Ltd. ("Goodland") pursuant to Regulation D. At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $4.70 per share. Net proceeds to the Company of $4,500.000 were used for working capital and the continuous research, development and testing of the Company's CTLM (TM) device. No fees were paid in connection with this offering.

The Company filed a Registration Statement of Form S-1 registering the share underlying the Series B Preferred. The shares were never converted and the registration statement is no longer current. On September 4, 1998, the Company received a notice of conversion from the Weyburn and Goodland requesting the issuance of 4,559,846 and 10,639,642 shares of common stock, respectively. The conversion rate of the Shares was 82% of the average market price over a five-day period prior to conversion or approximately $.35014 per share. The Company contends that when and if the Company converts the Preferred Shares, the Series B Holders may be entitle to an aggregate of 12,852,002 common shares pursuant to the conversion and 1,542,877 shares pursuant to the dividend provision of the Preferred Shares, not the 15,199,488 shares set forth in their notice. The Company is uncertain as to how the Series B Holders determined the number of shares that they noticed for issuance upon conversion. At the time the B Preferred Shares were issued, the conversion rate would have been $3.85 per share and the Preferred shares would have been convertible into 1,168,831 shares. The increase in the number of shares to be issued upon conversion is due to the decline in the market price of the Company's Common Stock. At present the Company does not have available enough authorized common stock to convert the Series B Shares.

On October 7, 1998 a lawsuit was filed against the Company in the United States District Court, Southern District of New York, by the Series B Holders (Case No. 98 Civ. 086). The Company was served on October 19, 1998. The lawsuit alleges that the Company breached its contract of sale to the Series B Holders by, among other this failing to convert the Series B Preferred Stock and failure to register the common stock underlying the Preferred. The Series B Holders have demanded damages in excess of $75,000, to be determined at trial, together with interest costs and legal fees. The Company intends to defend this suit and has obtained litigation counsel, who is in the processes of reviewing the case and filing an answer. If the lawsuit is tried and a judgment is entered against the Company, the Company estimates that the damages could be in excess of the Series B Holders initial $4.5 million investment. The Company does not have the financial ability to rescind the transaction and any award for damages would have a material adverse effect on the Company and its ability to continue operations.

Series C Preferred Stock
------------------------
On October 6, 1997, the Company finalized the private placement to Austost Anstalt Schaan, UFH Endowment, Inc., Chris Baum, Avalon Capital Limited, Dominion Capital, Ltd. and The Cuttyhunk Fund Limited and aggregate of 210 shares of its Series C Convertible Preferred Stock ("the "Preferred Shares") at a purchase price of $10,000 per share and Warrants to purchase up to 105,000 shares of the Company's common stock at an exercise price of $1.63 per share. The offering was conducted pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended (the ("Regulation S Sale"). At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $1.63 per share.

The Preferred Shares were convertible, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, without additional consideration. Pursuant to the Subscription Agreement, the Series C Holder, or any subsequent holder of the Preferred Shares, was prohibited from converting any portion of the Preferred Stock which would result in the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company. Due to this contractual ownership limitation, the Series C Preferred Shares were converted, in increments that, together with all shares of the Company's common stock held by the Holder, did not exceed 4.9% of the Company's outstanding common stock. The number of fully paid and non-assessable shares of common stock, no par value, of the Company issued upon conversion was determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price in effect at the time of conversion. The "Conversion Price" was equal to seventy five percent (75%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion provided, however, in no event was the Conversion Price to be greater than $1.222 per share.

Pursuant to the Regulation S Sale documents, the Company was also required to escrow an aggregate of 3,435,583 shares of its common stock (200% of the number of shares the Purchasers would have received if the Preferred Shares were exercised on the closing date of the Regulation S Sale). The shares underlying the Preferred Shares and Warrants were entitled to demand registration rights in the event that Regulation S was amended prior the conversion of the Preferred Stock.

This right expired upon conversion. In connection with this sale, the Company paid Settondown Capital International, Ltd., an unaffiliated Investment Banker an aggregate of $220,500 for placement and legal fees. Net proceeds to the Company of $1,879,500 were used for working capital and the continuous research, development and testing of the Company's CTLM(TM) device. The Series C Preferred Stock was subsequently converted, in increments of less than 4.9% of the Company's outstanding shares, into an aggregate of 2,646,527 common shares.

Series D Preferred Stock
------------------------
On January 9, 1998, the Company finalized the private placement to Avalon Capital Ltd. of 50 shares of its Series D Convertible Preferred Stock ("the "Preferred Shares"), at a purchase price of $10,000 per share and Warrants to purchase up to 25,000 shares of the Company's common stock at an exercise price of $1.22 per share. The offering was conducted pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended (the "Regulation S Sale"). At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $1.22 per share.

The Preferred Shares were convertible, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, without additional consideration. Pursuant to the Subscription Agreement, the Series D Holder, or any subsequent holder of the Preferred Shares, was prohibited from converting any portion of the Preferred Stock which would result in the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company. Due to this contractual ownership limitation, the Series D Preferred Shares were converted in increments that, together with all shares of the Company's common stock held by the Holder, would not exceed 4.99% of the Company's outstanding common stock. The number of fully paid and non-assessable shares of common stock, no par value, of the Company issued upon conversion was determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" was equal to seventy five percent (75%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion. The shares underlying the Preferred Shares and Warrants were entitled to demand registration rights in the event that Regulation S was amended prior the conversion of the Preferred Stock. This right expired upon conversion.

In connection with the Regulation S Sale, the Company issued 4 Preferred Shares to Settondown Capital International, Ltd., an unaffiliated Investment Banker for placement fees and paid legal fees of $5,000. Net proceeds to the Company of $495,000 were used for working capital and the continuous research, development and testing of the Company's Computed Tomography Laser Mammography (CTLM(TM)) device.

The Series D Preferred Stock was subsequently converted, in increments of less than 4.9% of the Company's outstanding shares, into an aggregate of 1,717,134 common shares.

Series E Preferred Stock
------------------------
On February 5, 1998, the Company finalized the private placement to Austost Anstalt Schaan and Balmore Funds S.A. of 50 shares of its Series E Convertible Preferred Stock (the "Preferred Shares"), at a purchase price of $10,000 per share and Warrants to purchase up to 25,000 shares of the Company's common stock at an exercise price of $1.093 per share. The offering was conducted pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended (the "Regulation S Sale"). At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $1.093 per share.

The Preferred Shares were convertible, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, without additional consideration. Pursuant to the Subscription Agreement, the Series E Holder, or any subsequent holder of the Preferred Shares, was prohibited from converting any portion of the Preferred Stock which would result in the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the

Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company. Due to this contractual ownership limitation, the Series E Preferred Shares were converted in increments that, together with all shares of the Company's common stock held by the Holder, would not exceed 4.99% of the Company's outstanding common stock. The number of fully paid and non-assessable shares of common stock, no par value, of the Company issued upon conversion was determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" is equal to seventy five percent (75%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion.

The shares underlying the Preferred Shares and Warrants were entitled to demand registration rights in the event that Regulation S was amended prior the conversion of the Preferred Stock. This right expired upon conversion.

In connection with the Regulation S Sale, the Company issued 4 Preferred Shares to Settondown Capital International, Ltd., an unaffiliated Investment Banker for placement fees and paid legal fees of $5,000. Net proceeds to the Company of $495,000 were used for working capital and the continuous research, development and testing of the Company's Computed Tomography Laser Mammography (CTLM(TM)) device.

The Series E Preferred Stock was subsequently converted, in increments of less than 4.9% of the Company's outstanding shares, into an aggregate of 1,282,826 common shares.

Series F Preferred Stock
------------------------
On February 20, 1998, the Company finalized a private placement to Dominion Capital Fund, LTD, and Canadian Advantage, LTD of 75 shares of its Series F Convertible Preferred Stock (the "F Preferred Shares") at a purchase price of $10,000 per share. The offering was conducted pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended (the "Regulation S Sale"). At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $1.31 per share

The F Preferred Shares pay a dividend of 6% per annum, payable in Common Stock at the time of each conversion and were convertible, at any time, commencing May 15, 1998 and for a period of two years thereafter, without additional consideration. Pursuant to the Subscription Agreement, the Series F Holder, or any subsequent holder of the F Preferred Shares, was prohibited from converting any portion of the Preferred Stock which would result in the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company. Due to this contractual ownership limitation, the Series F Preferred Shares were converted in increments that, together with all shares of the Company's common stock held by the Holder, would not exceed 4.99% of the Company's outstanding common stock. The number of fully paid and non-assessable shares of common stock, no par value, of the Company issued upon conversion was determined by dividing (i) the sum of $10,000 plus any earned dividends by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" is equal to seventy percent (70%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion. The shares underlying the Preferred Shares were entitled to demand registration in the event that Regulation S was amended prior the conversion of the Preferred Stock. Pursuant to these demand rights the 1,971,375 shares of Common Stock issued upon the conversion of the Series F Preferred are being registered on behalf of the Holders (the "Series F Preferred Holders") on Form S-2, initially filed with the Securities and Exchange Commission on July 31, 1998 (the "Registration Statement").

In connection with the Regulation S Sale, the Company paid, Rolcan Finance, Ltd. an aggregate of $50,000 for placement and legal fees. Net proceeds to the Company of $700,000 were used for working capital and the continuous research, development and testing of the Company's Computed Tomography Laser Mammography (CTLM (TM)) device.

Series H Preferred Stock
------------------------
On June 2, 1998, the Company finalized a private placement to Austost Anstalt Schaan and Balmore Funds S.A. of 100 shares of its Series H Convertible Preferred Stock (the "Preferred Shares") at a purchase price of $10,000 per share and 75,000A Warrant and 50,000 B Warrants. The A and B Warrants are exercisable at $1.00 and $1.50 per share, respectively. The offering was conducted pursuant to Regulation D as promulgated under the Securities Act of 1933, as amended (the "Regulation D Sale"). At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $.56 per share. In connection with the Regulation D Sale, the

Company paid Settondown Capital International, Ltd., an unaffiliated Investment Banker an aggregate of $10,000 and 8 shares of the Series H Preferred Stock for placement and legal fees. Net proceeds to the Company of $990,000 were used for working capital and the continuous research, development and testing of the Company's Computed Tomography Laser Mammography (CTLM (TM)) device. As of the date of this Information Statement, five shares of the Series H Convertible Preferred Stock have been converted into 99,502 shares of common stock, at a conversion price of $.5025 per share.

The number of fully paid and non-assessable shares of common stock, no par value, of the Company to be issued upon conversion will be determined by dividing (i) the sum of $10,000 (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" is equal to lesser of seventy-five percent (75%) of the Average Price (the lowest closing bid price of the Corporation's Common Stock for the ten-day trading period ending on the day prior to the date of conversion). There is no floor on the conversion price. The shares can be converted at any time without additional consideration. Pursuant to the Subscription Agreement, the Series H Holder, or any subsequent holder of the Preferred Shares, is prohibited from converting any portion of the Preferred Stock which would result in the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company. Due to this contractual ownership limitation, the Series H Preferred Shares can only be converted in increments that, together with all shares of the Company's common stock held by the Holder, would not exceed 4.9%. Pursuant to the terms of the Registration Rights Agreement, as amended, between the Company and the Series H holder, the Company is required to register 100% of the number of shares that would be required to be issued if the Preferred Stock were converted on the day before the filing of the Registration Statement (2,661,698 shares). The Company filed Amendment 1 to the Registration Statement on November 16 1998. The Company is in technical default of the Registration Rights Agreement, which required the Registration Statement to be declared effective by October 2, 1998. Pursuant to the Registration Rights Agreement, the Company is required to pay the Series H Holders, as liquidated damages for failure to have the Registration Statement declared effective, and not as a penalty, two (2%) percent of the principal amount of the Securities for the first thirty (30) days, and three (3%) percent of the principal amount of the Securities for each thirty (30) day period thereafter until the Company procures registration of the Securities Pursuant to the Registration Rights Agreement, liquid damages of $80,000 have accrued as of December 27,1998. The Company is presently unable to comply with the liquidated damage provision payment and no assurances can be given that it will be able to do so in the future.

The Series H Preferred Shares are the Company's only Series of Preferred Stock that has not been converted or noticed for conversion. Since the conversion price of the Series H Preferred is based on 75% of the Average Price, without a limit on the number of shares that can be issued upon conversion, in the event that the price of the Company's common stock decreases, the percentage of shares outstanding that will be held by the Series H Holders upon conversion will increase accordingly. The lower the Average Price the greater the number of share to be issued to the Holders, upon conversion, thus increasing the potential profits to the Holder when the price per share increases and the Holder sells the Common Shares. The preferred stocks potential for increased share issuance and profit in addition to a stock overhang of an undeterminable amount may depress the price of the Company's common stock.

In the event of a voluntarily or involuntarily liquidation of the Company while the Series H Preferred is outstanding the holders are entitled to a preference in distribution of the Company's property available for distribution equal to $10,000 consideration per share.

FINANCING/EQUITY LINE OF CREDIT
-------------------------------
The Company will require substantial additional funds for its research and development programs, pre-clinical and clinical testing, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs, results of pre-clinical and clinical testing, the time and cost invoked in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments and changes in the Company's existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that the Company may establish. Moreover, the Company's fixed commitments, including salaries and fees for current employees and consultants, and other contractual agreements are likely to increase as additional agreements are entered into and additional personnel are retained.

On November 20, 1998, the Company finalized a $15 Million, three year, Equity Line of Credit Agreement, whereby the Company, as it deems necessary, may raise capital through the sale of its common stock to Austost Anstalt Schaan and Balmore Funds S.A., which represent a consortium of prominent European banking institutions (the "Investors"). Austost Anstalt Schaan and Balmore Funds S.A. will be deemed the beneficial ownership of the shares.

Pursuant to the Equity Line of Credit Agreement, the Company may, but is not obligated to, sell to the Investors shares of the Company's common stock at a purchase price of 80% of the market price if the shares are traded in the OTC Bulletin Board and 85% of the market price if traded on Nasdaq Small Cap Stock Market or American Stock Exchange. As of January 6, 1999, based on the closing price on that date of $.44, the Company would need to issue 42,613,636 shares of common stock, in order to completely utilize the Equity Line of Credit. However, if the Company utilizes the Equity Line of Credit, it intends to do so over a period of three years, at times that are as advantageous as possible to the Company. It addition, the limitations set forth below would prohibit the Company from utilizing the entire Line of Credit at one time.

The Investors are irrevocably committed, subject to certain limitations discussed below, to purchase that number of shares noticed for sale by the Company (the "Put Notice"), however the maximum amounts that the Company can require the Investor to purchase at any one time are indicated in the table below opposite the heading Closing Price (the range in which the Closing Price is on the date the Company elects to exercise its right to tender a notice of sale to the Investors, referred to as the "Put Date") and below the heading 30 Day Average Daily Trading Volume (the range of the trading volume of the Company's common stock for the thirty day trading period.
prior to the Put Date).

--------------- ------------- -------------- ------------------ -------------- --------------- --------------
                30-Day Avg.   30-Day Avg.    30-Day Avg.        30-Day Avg.    30-Day Avg.     30-Day Avg.
                -----------   -----------    -----------        -----------    -----------     -----------
                Daily         Daily          Daily Trading      Daily          Daily Trading   Daily
                -----         -----          -------------      -----          -------------   -----
Closing Price   Trading       Trading        Volume             Trading        Volume          Trading
-------------   -------       -------        ------             -------        ------          -------
                Volume        Volume         75,001-100,000     Volume         125,001-150,000 Volume
                ------        ------         --------------     ------         --------------- ------
                25,000-50,000 50,001-75,000                     100,001-125,000                150,001 and
                ------------- -------------                     ---------------                -----------
                                                                                               Above
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

$0.50-$1.00     $100,000      $150,000       $200,000           $250,000       $300,000        $350,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

$1.01 - $1.50   $150,000      $200,000       $250,000           $300,000       $350,000        $400,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

$1.51 - $2.00   $200,000      $250,000       $300,000           $350,000       $400,000        $450,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

2.01 - $2.50    $250,000      $300,000       $350,000           $400,000       $450,000        $500,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

$2.51 - $3.00   $300,000      $350,000       $400,000           $450,000       $500,000        $550,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

$3.01 - $3.50   $350,000      $400,000       $450,000           $500,000       $550,000        $600,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

$3.51 - $4.00   $400,000      $450,000       $500,000           $550,000       $600,000        $650,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

$4.01 - Above   $450,000      $500,000       $550,000           $600,000       $650,000        $700,000
--------------- ------------- -------------- ------------------ -------------- --------------- --------------

The terms of the Equity Line of Credit Agreement require that the number of shares noticed for sale by the Company must be the subject of an effective Registration Statement prior to the time Company elects to tender a Put Notice requiring the Investors to purchase shares of the Company's Common Stock. In the event that the Investors would want to complete the equity line arrangement as a private placement prior to the filing of a registration statement, the Company may consent to restructure the transaction accordingly.

The Investors obligations under the Equity Line of Credit shall mean any effect on the business, Bid Price, trading volume of the Common Stock, operations, properties, prospects, results of operations, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, individually, or taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, or the Warrants in any material respect.

The right of the Company to deliver a Put Notice and the obligation of the Investors hereunder to acquire and pay for the Put Shares is subject to the normal and customary contract representations and warranties, breach of contract provisions and the following conditions:

         1. The Company shall have filed with the SEC a Registration Statement with respect to the resale of at least that amount of common stock contained in the Put Notice (the "Securities").

         2. The Registration Statement shall have previously become effective and shall remain effective until the Securities are sold or until two years from the date if issuance and (i) no notice has been received that the SEC has issued or intends to issue a stop order or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investors are reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must be declared effective by the SEC prior to the first and each subsequent Put Date.

         3. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Put Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Put Shares shall be legally permitted by all laws and regulations to which the Company is subject.

         4. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         5. Since the date of the Equity Line of Credit Agreement, no event has had or is reasonably likely to have a material adverse effect on the Company and its operations has occurred.

         6. The trading of the Company's Common Stock has not been suspended, and the common stock has not been delisted or threatened by delisting, and the issuance of the Securities to the Investors shall not violate the shareholder approval requirements of the OTC Bulletin Board, the Nasdaq Small-Cap Market, or the American Stock Exchange, as applicable.

         7. The number of Put Shares to be purchased by each Investor will not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by such Investor beneficially or deemed beneficially owned by such Investor, would result in any Investor owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder.

         8. The closing bid price of the Company's common stock must equal or exceed $.50 per share for the six day period commencing three (3) trading days immediately preceding the Put Notice, the trading day the Put Notice is deemed delivered and the two trading days immediately following the Trading Day on which a Put Notice is deemed to be delivered.

         9. The average trading volume for the Common Stock over the previous thirty trading days must exceed 25,000 shares per Trading Day.

The Investors, as holders of common stock, shall have the same rights as all other holders of common stock, Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company (the "Board") out of funds legally available thereof and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights of the holders of the Common Stock are subject to any rights that may be fixed for holders of Preferred Stock. All of the outstanding shares of Common Stock are fully paid and nonasseable.

Although no assurances can be made, the Company anticipates that it will need approximately $8,000,000 over the next two year period to complete all necessary stages in order to enable it to market the CTLM(TM) in the United States and foreign countries. If the need should arise for capital in excess of the Equity Line of Credit the Company may seek such additional funding through public or private financing or collaborative, licensing and other arrangements with corporate partners.

If the Company utilizes the Equity Line of Credit or additional funds are raised by issuing equity securities, especially Convertible Preferred Stock, dilution to existing Shareholders will result and future investors may be granted rights superior to those of existing Shareholders. Moreover substantial dilution may result in a change in control of the Company. There can be no assurance, however, that additional financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the Company from implementing its business strategy or may require the Company to delay, scale back, or eliminate certain of its research and product development programs or to license to third parties rights to commercialize products or technologies that the Company would otherwise seek to develop itself.

At present, due to the decline in the price of its common stock, the Company does not have available enough authorized common stock to utilize the Equity Line of Credit.

PRIVATE PLACEMENT OF COMMON STOCK
---------------------------------
In August 1998, the Company sold 200,000 shares of restricted common stock to Frank Giambroni, an unaffiliated third party, pursuant to Regulation D for an aggregate purchase price of $60,000. At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $.28 per share. No placement fee was paid in connection with this offering. Net proceeds of $59,990 were used to pay the salaries of the Company's non-executive employees. These shares were subsequently registered pursuant to a Form S-2 Registration Statement.

In September 1998, the Company sold one unit, consisting of a $250,000 promissory note and 200,000 shares of common stock, to Settondown Capital International, Ltd., an unaffiliated third party, pursuant to Regulation D, for an aggregate purchase price of $250,000. At the time the sale occurred the average bid and ask price of the Company's common stock was $.595. The Note bears interest at the rate of 12% per annum. The Note is personally guaranteed by Linda B. Grable, the Company's President. The repayment of the Note, which was originally due on October 2, 1998 was extended twice, was due on January 15, 1999, and remains unpaid to date. The Company has not received a notice of default in connection with this Note. In connection with the sale, the Company paid the sum of $23,000 to Manchester Asset Management, Ltd., an unaffiliated third party, as a placement fee. Net proceeds of $227,000 were used as follows:
(i) salaries ($21,849-executive officers and $62,447-employees) (ii) machinery and equipment $5,959; (iii) operating expenses ($55,240-inventory parts and assemblies, employee health insurance, workers comp. and property insurance) and
(iv) working capital $82,000). These Shares are being registered pursuant to a Form S-2 Registration Statement. The Company is presently negotiating the terms of an equity and/or debt financing with unaffiliated third parties, that is different and apart from the Equity Line of Credit discussed above, the proceeds of which, if consummated, will be used in part to repay the Note. See "Financing/Equity Line of Credit.

In October 1998, the Company sold one unit, consisting of a $100,000 promissory note and 80,000 shares of common stock, to Avalon Capital, Inc., an unaffiliated third party, pursuant to Regulation D for an aggregate purchase price of $100,000. No placement fee was paid in connection with this offering, however the Company did issue 5,000 shares of common stock to Goldstein, Goldstein and Reis LLC, an unaffiliated third party, as payment for the attorneys fees incurred by the Purchaser pursuant to the offering. At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $.50 per share. The Note bears interest at the rate of 12% per annum. The Note, which was originally due on November 2, 1998, was extended twice, became due on January 15, 1999, and remains unpaid to date. The Company has not received a notice of default in connection with the Note. The Note is personally guaranteed by Linda B. Grable, the Company's President. Net proceeds of $100,000 were used as follows: (i) salaries ($21,849-executive officers and $62,448-employees) and (ii) working capital $15,703. These Shares are being registered pursuant to a Form S-2 Registration Statement. The Company is presently negotiating the terms of an equity and a debt financing, with unaffiliated third parties, that is different and apart from the Equity Line of Credit discussed above, the proceeds of which, if consummated, will be used in part to repay the Note. See "Financing/Equity Line of Credit.


In October 1998, the Company sold one unit, consisting of a $250,000 promissory note and 210,000 shares of common stock to GCA Strategic Investment Fund Ltd., an unaffiliated third party, pursuant to Regulation D for an aggregate purchase price of $210,000 At the time the placement was concluded, the average bid and ask price of the Company's common stock was approximately $.43 per share. The Note bears interest at the rate of 12% per annum, was due and payable on November 19, 1998, and remains unpaid to date. The Company has not received a notice of default in connection with the Note. The Note is personally guaranteed by Linda B. Grable, the Company's President. In connection with the sale, the Company paid the sum of $23,000 to LKB Financial LLC, an unaffiliated third party, as a placement fee. Net proceeds of $227,000 were used as follows: (i) salaries ($21,849-executive officers and $62,447-employees) (ii) machinery and equipment $5,959; (iii) operating expenses ($55,240-inventory parts and sub-assemblies, employee health insurance, workers comp. and property insurance) and (iv) working capital ($82,000). These Shares are being registered pursuant to a Form S-2 Registration Statement. The officers of the Company have agreed to provide the payment for this loan through the sale of a portion of their shares of the Company's common stock.

In November the Company issued 286,000 shares of common stock as partial consideration for a $115,000 aggregate loan to the Company by Deborah O'Brien, an employee. At the time the loan was concluded, the average bid and ask price of the Company's common stock was approximately $.625 per share. The Company is also obligated to repay the lender the sum of $50,000.00. In January the Company issued a Note evidencing this indebtedness. The Note bears interest at the rate of 7% per annum and is due and payable upon demand. Net proceeds of $115,000 were used as follows: (i) salaries ($21,849-executive officers and $62,447-employees) (ii) operating expenses ($16,345-inventory parts and assemblies, employee health insurance, workers comp. and property insurance) and
(iv) working capital ($14,359). These Shares are being registered pursuant to a Form S-2 Registration Statement.

ISSUANCE OF STOCK FOR SERVICES
------------------------------
The Company from time to time, has and may continue to issue stock for services performed and to be performed by consultants, all of which have been unaffiliated. The consultants provided the following consulting services pursuant to their Consulting Agreements.

Legal-General Counseling

Legal-Litigation Counseling

Investor Relations-Introducing the Company and its emerging technology to stockbrokers and the investment community.

Shareholder Relations-Keeping shareholders informed of new developments.

Public Relations-Creating public awareness of the Company and its emerging technology to the public through print and electronic media.

Product Planning & Feasibility-Research into all aspects of product planning and its acceptance into the medical imaging marketplace.

Clinical Site Consulting-Selection and introduction to potential clinical sites.

Design Consulting-Design and feasibility of components for the CTLM(TM).

SEC Filing and Compliance-Filing and compliance consultation.

Engineering-Mechanical engineering and prototype development.

Video Production Consultant-Script writing and production consultation.


Since the Company has generated no revenues to date, its ability to obtain and retain consultants may be dependant on it ability to issue stock for services in lieu of cash payment. Since 1996, the Company has issued an aggregate of 1,806,500 shares of common stock to independent consultants pursuant to Registration Statements on Form S-8. The aggregate fair market value of the shares was $2,327,151. The issuance of large amounts of common stock for services rendered or to be rendered and the subsequent sale of such shares may depress the price of the common stock. In addition, since each new issuance of common stock dilutes existing shareholders, the issuance of substantial additional shares may effectuate a change of control of the Company.

INTEREST OF CERTAIN PERSONS
---------------------------
All of the Preferred Shareholders will benefit from the increase in the authorized common stock in that they will be able to convert their Preferred Shares. However, the Company has a contractual obligation to have available common shares for conversion and by contract, is liable for payment of damages if such shares are not available. In addition, should the Preferred Shareholders wish to convert and are unable to do so due to the insufficient number of common shares available, the Company would be subject to possible litigation, litigation costs damages and attorney fees.

On October 7, 1998 a lawsuit was filed against the Company in the United States District Court, Southern District of New York, by the Series B Holders (Case No. 98 Civ. 086). The Company was served on October 19, 1998. The lawsuit alleges that the Company breached its contract of sale to the Series B Holders by, among other this failing to convert the Series B Preferred Stock and failure to register the common stock underlying the Preferred. The Company was unable to convert or register the shares since there were not enough authorized shares available of issuance. The Series B Holders have demanded damages in excess of $75,000, to be determined at trial, together with interest costs and legal fees. The Company intends to vigorously defend this suit and has obtained litigation counsel, who is in the processes of reviewing the case and filing an answer. If the lawsuit is tried and a judgment is entered against the Company, the Company estimates that the damages could be in excess of $4.5 million, which is the minimum amount invested by the Series B Holders. The Company believes that once the additional shares are available for issuance this lawsuit can be settled. In the event that the Series B shares cannot be converted by the Company or that the lawsuit can not be settled and the Company is adjudged libel, the Company does not have the funds available to redeem any or all of the Series B preferred shares. Any judgment to this effect would force the Company to cease operations.

Richard Grable, Allan Schwartz, and Linda Grable also will benefit from the increase in the authorized common stock to the same extent that all other employees who were or will be issued options pursuant to the term of their employment. In January 1998, pursuant to employment agreements dated July 4, 1994, Richard Grable, Linda Grable, and Allan Schwartz were granted options to purchase an aggregate of 500,000 Common Shares each. The grants were for the July 1996 and July 1997 anniversary dates of their employment but the actual options were never issued due to an oversight by prior counsel for the Company. The options are non-qualified stock options, vesting one year from the grant date and exercisable at an exercise price of $0.31 per share. These options are automatically earned in July of each year. For July 1998, Messrs. Grable and Schwartz and Ms. Grable were issued non-qualified options to purchase 250,000 shares at $.15 per share (35% of fair market value ($.435) on day of grant- July 6, 1998). None of these options have been exercised to date.

In January 1998, Richard Grable, Linda Grable, and Allan Schwartz were granted options to purchase 22,883 and 34,602 shares of Common Shares each pursuant to the Company's incentive stock option plan. These options were earned in July 1996 and July 1997 but never issued by the Company's former counsel due to an oversight. These shares are exercisable at any time at an exercise price of $4.37 and $2.63 per share (110% of the fair market value on the date of grant), respectively. Pursuant to their stock option agreements Richard Grable, Linda Grable, and Allan Schwartz each have an option to purchase that number of shares equal to $100,000 divided by 110% of the fair market value of the shares on July 6th of each year. For July 1998, Messrs. Grable and Schwartz and Ms. Grable were issued qualified options to purchase up to 208,333 shares at $.48 per share (110% of fair market value ($.435) on day of grant). The Stock Option Agreement terminates on September 1, 1999. None of these options have been exercised to date.

Richard Grable will additionally benefit from the increase in the authorized common stock pursuant to an Exclusive Patent Licensing Agreement with the Company. In June 1998, the Company finalized an exclusive Patent License Agreement (the "Patent License Agreement") with Richard Grable, the Company's Chief Executive Officer. Mr. Grable is the owner of a patent, Patent No. 5,692,511, issued on December 2, 1987 (the "Patent"), which encompasses the technology for the CTLM(TM). Since inception, the Company and Mr. Grable had an understanding that the Company would have the exclusive license for use of the patent, however the amount to be paid for the license and other terms and conditions of the license were never discussed and the exclusive license for the patent was never memorialized in written form. See "Patent Licensing Agreement" below.

Background
----------
In December of 1993 Richard Grable, Linda Grable, and Allan L. Schwartz (the "Founders"), founded Imaging Diagnostic Systems, Inc., which at that time was a privately held Florida corporation (the "Private Company"). The sole purpose of the Private Company was to further develop Richard Grable's invention, a CT laser breast-imaging device (the "Mammoscan(TM)"). The Mammoscan(TM) had already been exhibited at the RSNA 89' session and held the promise of a new, emerging technology for the detection of breast abnormalities without compression or ionizing X-rays. This device used a laser diode for its energy source and a 386 processor that was extremely slow. Once the technology required to speed up the processing became available the Founders believed that this device would be a major breakthrough in the early detection of breast cancer.


It was unanimously decided that the Private Company should merge with a public shell and raise its initial seed funding through the sale of common stock pursuant to Regulation D, Rule 504. On April 14, 1994 the Company merged with Alkan Corp., a New Jersey public company. Alkan Corp.'s name was changed to Imaging Diagnostic Systems Inc. and the privately held Company was dissolved. It was understood at the time of the merger that Mr. Grable would be compensated for his patent when issued and that he would receive a royalty based on sales of the device. In February 1995, pursuant to an amendment to his July 5, 1994 employment agreement, (the "Employment Agreement") he was granted a development royalty based on the net sales of the CTLM(TM). The Company still did not have a binding agreement with regard to its use of the Patent. When Mr. Grable filed the patent application in June of 1995, the Board instructed the Company's General Counsel to draft an Exclusive Patent License Agreement. The Company's prior General Counsel was involved with funding agreements, Federal filings, employment contracts and other legal issues which are inherent to a development stage Company and never prepared the Patent License Agreement and the Company did not realize that a formal agreement had not been executed.


Negotiations
------------
In September 1997 the Company hired new general counsel. In her review of the records of the Company she discovered that no agreement for the use of the Patent had been executed and apprised the Board of Directors of this fact that the Company had no binding agreement for the use of the Patent. Since it was always the intent of Mr. Grable to grant the Company an exclusive license to the Patent, a licensing agreement was negotiated. The Company's General counsel represented the Company and Mr. Grable retained separate counsel for himself. Mr. Schwartz negotiated the terms of the Patent License Agreement on behalf of the Company. The Company did not seek the services of a financial advisor to issue a fairness opinion with regard to the Patent License.

Even though Mr. Schwartz and Mr. Grable are both founders of the Company, the Company believes that the parties negotiating the transaction were independent of each other and on equal footing. Mr. Schwartz had full knowledge of the patent, had physically seen the original prototype, Mammoscan, operate in May of 1990 and recognized the CTLM's(TM) potential to generate revenues for the Company upon receiving FDA marketing clearance.

Moreover, the Company believes that the terms of the Patent License Agreement are fair to the Company and comparable to terms that would have been required by an unrelated third party holding the Patent, given the same circumstances and conditions that existed at the time the Patent License was negotiated. The Company's belief is based on the following facts and circumstances; (i) an oral understanding with Mr. Grable already existed from the inception of the Company regarding the Patent License; (ii) a Royalty Agreement was already included in Mr. Grable's Employment Agreement; (iii) the negotiations were conducted to agree on the number of shares to be issued as consideration for the Patent License, to modify the terms of the royalty, and memorialize the agreed upon terms in a written contract; (iv) the Company had expended substantial funds for the development of the CTLM(TM)and technically had no legal right for its use;
(v). Mr. Grable and Mr. Schwartz both had a fiduciary duty to the Company and its Shareholders to formalize, in writing, the oral agreement regarding the Patent and (vi) the value of the Patent to the Company was determined by the preparation of a confidential three year pro-forma statement of operations beginning with fiscal year June 30, 1998 and ending with fiscal year ended June 30, 2000. This statement reflected an average of $35,615,732 Net Revenues over the last two fiscal years assuming that the Company received FDA marketing clearance in the latter part of calendar 1998. Although no assurances can be given, the Company now anticipates FDA marketing clearance in the very latter part of calendar 1999. Since all of the revenues and the Company's existence were totally dependent on Mr. Grable's patent, it was determined that a reasonable one-time license fee would be 10% of that average over the two-year period. That amount, $3,561,573 was approximately the value of the shares ultimately agreed upon by both parties.

Due to the foregoing and because, under Mr. Grable's guidance, the development of the CTLM(TM) was nearing completion, FDA clinical trials were underway, and three external clinical sites at hospitals in the United States were being planned, and because the Board believed that the transaction was fair, the lack of a fairness opinion by a financial advisor did not affect the decision of the Board. This situation placed Mr. Grable in better bargaining position, which strengthened as the CTLM(TM) moved closer to being a marketable medical imaging device.

Initially, Mr. Grable's counsel advised him to request 15 million shares of common stock that would be immediately registered in order to afford Mr. Grable protection against dilution. The Company rejected that offer and continued negotiating. After several offers and counter offers and several discussions, Mr. Grable accepted a lesser number of shares (7,000,000) with anti-dilution provisions and agreed to payment of the licensing fee in two installments, one year apart and agreed to accept restricted shares with no registration rights. In addition, a new royalty structure, based upon the net selling price of all products and goods in which the Patent is used, before taxes and after deducting the direct cost of the product and commissions or discounts paid was agreed to. Once the Company begins to generate revenues, it is contractually obligated to pay, until July 4, 1999 (the expiration date of Mr. Grable's Employment Agreement), Development Royalties set forth below pursuant to Mr. Grable's Employment Agreement and the Licensing Royalties set forth below pursuant to the Patent Licensing Agreement until such time as the Patent Licensing Agreement is ratified by the shareholders. See "The Agreement" below.

Pursuant to the License Royalty structure, the percentage of Royalties to be paid is in a declining scale as opposed to the ascending scale contained in the Amendment to Mr. Grable's Employment Agreement. Although the License Royalty structure is higher on every level than the Development Royalty structure, the Company believes that in the long run it is more advantageous for the Company to pay a higher Royalty and have the legal and exclusive right to use the patent as opposed to being obligated to pay a lower development Royalty pursuant to an Employment Agreement, with no right to the Patent. Moreover, at the $10,000,000 plus level (the level which represents the sale of approximately 29 machines per year) the difference in the Royalty structure is only 1%.
The following is a comparison of the Development and License Royalty structures:


         DEVELOPMENT ROYALTY STRUCTURE                          LICENSING ROYALTY STRUCTURE
         -----------------------------                          ---------------------------

           GROSS SALES              PERCENTAGE                      GROSS SALES           PERCENTAGE
        ----------------------- -----------------               ---------------------- ------------------
        $0 to $999,999                2.5%                      $0 to $1,999,999              10%
        ----------------------- -----------------               ---------------------- ------------------

        $1,000,000 to                  3%                       $2,000,000 to                 9%
        $1,999,999                                              $3,999,999
        ----------------------- -----------------               ---------------------- ------------------

        $2,000,000 to                 3.5%                      $4,000,000 to                 8%
        $3,999,999                                              $6,999,999
        ----------------------- -----------------               ---------------------- ------------------

        $4,000,000 to                  4%                       $7,000,000 to                 7%
        $9,999,999                                              $9,999,99
        ----------------------- -----------------               ---------------------- ------------------

        Greater than                   5%                       Greater than                  6%
        $10,000,000                                             $10,000,000
        ----------------------- -----------------               ---------------------- ------------------


Agreement
---------
In June 1998, the Company and Mr. Grable entered into a Patent License Agreement. Pursuant to the terms of the Patent License Agreement, the Company was granted the exclusive right to modify, customize, maintain, incorporate, manufacture, sell, and otherwise utilize and practice the Patent, all improvements thereto and all technology related to the process, throughout the world. This license shall apply to any extension or re-issue of the Patent. The term of the license is for the life of the Patent (17 years) and any renewal thereof, subject to termination, under certain conditions. As consideration for the License, on June 5, 1998, the Company issued to Mr. Grable 3,500,000 shares of common stock and is required to issue and additional 3,500,000 shares in June 1999. The market price of the Shares at the time of issuance was $.54 per Share. In addition, the Company has agreed to pay to Mr. Grable, the royalty set forth above, based upon the net selling price (the dollar amount earned from the sale by the Company, both international and domestic, before taxes minus the cost of the goods sold and commissions or discounts paid), of all products and goods in which the Patent is used, before taxes and after deducting the direct cost of the product and commissions or discounts paid (the "Royalty"). During the second year of the Patent License Agreement there is a minimum cash royalty provision of $250,000 payable at the end of the second year.

The Board of Directors did not submit the matter for a shareholder's vote prior to the execution of the Patent License Agreement or the issuance of the shares, since shareholder approval was not required by the Florida Business Corporation Act. Pursuant to the Patent License Agreement, the Company is required to have the Patent License Agreement ratified by its Shareholders at its next special or annual meeting of Shareholders in order for the Licensing Royalties set forth above to take the place of the Development Royalties set forth in the Amendment to Mr. Grable's Employment Agreement and for such Amendment to become void and have no effect. The ratification by the shareholders was requested by Mr. Grable, based upon advice from counsel. If shareholder ratification is not obtained, the Company would contractually be required to pay Development Royalties until July 4, 1999 (the expiration date of Mr. Grable's Employment Agreement) in addition to the Patent License Royalties. If ratification is received, in the event that litigation is instituted with regard to the validity of the Patent License Agreement, the Company or Mr. Grable could and may assert as a defense that shareholders approved the Patent License All shareholders will be entitle to vote on the ratification.

The Patent License Agreement also contains anti-dilution protection upon the occurrence of any stock dividend, stock split, combination or exchange of shares, reclassification or re-capitalization of the Company's common stock, reorganization of the Company, consolidation with or merger into or sale or conveyance of all or substantially all of the Company's assets to another corporation or any other similar event which serves to decrease the number of Shares issued pursuant to the Patent License Agreement. The Patent has generated no revenues to date. The Company anticipates that it will receive revenues related to the Patent its fourth fiscal quarter beginning April 1999, however no assurance can be given in this regard.

HOLDERS OF COMMON STOCK
-----------------------
As of January 25, 1999, there were 745 record holders of the Company's common stock with 39,381,401 shares of Common stock outstanding.

Shareholders of common stock are entitled to one vote per share on all matters for which stockholders are entitled to vote upon at all meetings of the stockholders. Holders of the Preferred Shares have no voting rights except that the Certificates of Designation of the Series B, D, E, and H Preferred Stock (the "Certificates"), provide that, in the event there are insufficient shares to effect a conversion, the Company is required to increase the number of authorized shares to effect such conversion. The Certificates also provide that the holders of the Preferred Shares shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote.

Pursuant to Section 607.0704 Florida Statutes, any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the action is taken by a majority of the holders of outstanding stock of each voting group entitled to vote, provided notice of the action is given to all other shareholders.

PRINCIPAL STOCKHOLDERS
----------------------
The following table sets forth the beneficial ownership of Common Stock of the Company as of January 25, 1999 as to (a) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock;
(b) each current director executive officer; and (c) all executive officers and directors of the Company as a group, calculated as required by the Act.

The actual number of shares of Common stock held by Richard Grable and Linda Grable, without giving effect to options, are 7,750,040 and 3,445,800 share respectively. Both Richard Grable and Linda Grable specifically disclaim any beneficial interest in each other's shares.

Name and Address                    Number of Shares Owned              % of Outstanding
of Beneficial Owner                 Beneficially (1)(2)                 Shares of Common Stock
-------------------                 -------------------                 ----------------------

Richard J. Grable                   12,606,606(3)                               31.6%
C/o 6351 NW 18th Court
Plantation, FL 33313

Linda B. Grable                     12,606,606(4)                               31.6%
C/o 6351 NW 18th Court
Plantation, FL 33313


Allan L. Schwartz                   3,903,390 (5)                               9.8%
C/o 6351 NW 18th Court
Plantation, FL 33313

Weyburn Overseas Limited            4,455,000 (6)                               11.3%
C/o Everest Capital Limited
The Bank of Butterfield Bldg.
65 Front Street
6th Floor
Hamilton HM JX, Bermuda

                                       18

Goodland International             10,744,488 (6)                               27.3%
Investment LTD.
C/o Everest Capital Limited
The Bank of Butterfield Bldg.
65 Front Street
6th Floor
Hamilton HM JX, Bermuda

All officers and directors         16,509,996 (7)                               41.4%
as a group (3 persons)

--------------------
(1) Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of Common Stock shown beneficially owned by them.
(2) Percentage of ownership is based on 39,381,401 shares of Common Stock outstanding as of January 18, 1999 plus each person's options that are exercisable within 60 days. Shares of Common Stock subject to stock options that are exercisable within 60 days are deemed outstanding for computing the percentage of that person and the group.
(3) Includes 556,883 shares subject to options and 3,497,800 shares owned by the wife of Richard J. Grable, Linda B. Grable, of which he disclaims beneficial ownership. Does not include options to purchase 208,333 shares at $.48 per share and 250,000 shares at $.44, which are not exercisable within the next 60 days.
(4) Includes 556,883 shares subject to options and 7,995,040 shares owned by the husband of Linda B. Grable, Richard J. Grable, of which she disclaims beneficial ownership. Does not include options to purchase 208,333 shares at $.48 per share and 250,000 shares at $.44, which are not exercisable within the next 60 days.
(5) Includes 664,410 shares subject to options and 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership. Does not include options to purchase 208,333 shares at $.48 per share and 250,000 shares at $.44, which are not exercisable within the next 60 days.
(6) Includes an aggregate of 15,199,488 shares underlying the Series B Preferred, for which the Company has received a notice of conversion. Does not include Warrants to purchase 112,500 shares at $5.00 per share.
(7) Includes 556,883 shares subject to options held by Linda and Richard Grable. Also includes 1,778,176 shares subject to options and 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------

MANAGEMENT

The following table sets forth certain information concerning directors and executive officers of the Company:

Name                                        Age                        Position
----                                        ---                        --------
Richard J. Grable                           56                         Chief Executive Officer and Director

Linda B. Grable                             61                         Chairman of the Board and President

Allan L. Schwartz                           56                         Executive Vice-President, Chief
Financial Officer and Director.

Richard Grable, Allan Schwartz and Linda Grable are founders of the Company and as such may be deemed "promoters" and "parents" as defined in the Rules and Regulations promulgated under the Securities Act, as those terms are defined in the rules and regulations promulgated under the Securities Act. Directors serve until the next meeting of shareholders. Officers serve at the pleasure of the board of directors.

Richard J. Grable

Richard J. Grable has been Chief Executive Officer and a director of the Company since 1994 and is primarily responsible for the development of the CTLM(TM) device. From January, 1994, to February, 1994: Mr. Grable was vice-president, research and development, for Lintronics Technologies, Inc., Tampa, Florida, a manufacturer of breast imaging systems. From March, 1992, to December, 1993: Mr. Grable was a an engineering consultant for Lintronics Technologies, Inc., Tampa, Florida, a manufacturer of breast imaging systems. From August, 1991 to February, 1992: Mr. Grable was an engineering consultant for Audio Intelligence Devices, Inc., Ft. Lauderdale, Florida, a manufacturer of surveillance devices. From May, 1990, to July, 1991: Mr. Grable was an engineering consultant for Telmed, Inc., Ft. Lauderdale, Florida, a software and electronic design company.

Linda B. Grable

Linda B. Grable has been President and Chairman of the Board of Directors of the Company since 1994. From September 1991, to February, 1994, Mrs. Grable was President and Director of VCC Communications, Inc., Tampa, Florida, a manufacturer of voltage controlled oscillators (VCO). From August, 1988, to April, 1991: Mrs. Grable was President of Lintronics International Ltd., Inc., Plantation, Florida, a manufacturer of breast imaging systems.

Allan L. Schwartz

Allan L. Schwartz has been Executive Vice-President, Chief Financial Officer, and a Director of the Company since 1994. From April 1993, to February 1994: Mr. Schwartz was President and Director of DynaMed Technologies, Inc., Coral Springs, Florida, a company that developed neural network software for use with laser imaging systems. From August, 1991, to April, 1993: Mr. Schwartz was President and Director of Tron Industries, Inc., North Lauderdale, Florida, a developer of low voltage neon novelty products. From April 1991, to July 1991:
Mr. Schwartz worked as a manufacturing consultant for SE Enterprises, Miami, Florida, a manufacturer of prototype homes.

Directors of the Company hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers serve at the discretion of the board.

KEY EMPLOYEE

Robert H. Wake

Robert H. Wake is the Company's Director of Engineering and has been employed as such since April 1995. From January, 1994 to March, 1995, Mr. Wake was a consultant to various companies in 3-D computer imaging. From October, 1986, to December, 1993: Mr. Wake founded and was President of Reality Imaging Corporation, Solon, Ohio, a manufacturer of 3-D computer imaging systems. Mr. Wake invented the Voxel Flinger 3-D imaging technology.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership, furnishing the Company with copies of all
Section 16(a) forms they file. To the best of the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its officers and directors were complied with during the year ended June 30, 1998. The Company has not received copies of amended Form 13 D from Goodland International Investments Limited and Weyburn Overseas Limited indicating their ability to convert and/or the conversion of the Series B Preferred Shares into common shares in excess of 10% of the outstanding shares.

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and other executive officers for services rendered to the Company during 1998 and 1997. No other person, who, during 1997 and 1996 served as an executive officer of the Company, had a total annual salary and bonus in excess of $100,000.





                                         SUMMARY OF COMPENSATION TABLE

                           Annual Compensation                                  Long-Term Compensation
                           -------------------                                  ----------------------

Name & Principal
Position                 Year       Salary         Other Annual Restricted      Securities/Underlying
                                                   Compensation Stock Awards    Option/SARs (1) (2)

----------------------- -------- ---------------- -------------- -------------- ------------------------
Richard J. Grable,       1996    $183,333
CEO and Director         1997    $289,779         $115,000       $268,000       22,883
                         1998    $286,225                                       534,602 (3)
----------------------- -------- ---------------- -------------- -------------- ------------------------

Linda B Grable,          1996    $91,000
President and            1997    $97,451          $115,000       $268,000       22,883
Director                 1998    $119,070                                       534,602(3)
----------------------- -------- ---------------- -------------- -------------- ------------------------

Allan L. Schwartz,       1996    $124,000
Exec.  VP, CFO and       1997    $111,534         $115,000       $268,000       130,410
Director                 1998    $119,070                                       534,602 (3)
----------------------- -------- ---------------- -------------- -------------- ------------------------

(1) The aggregate dollar value of the 1997 and 1998 options, based on the averaged high and low price on June 30, 1998 are as follows: Richard J. Grable -$225,781.42; Linda B. Grable-$225,781; and Allan L. Schwartz-$269,329.86.
(2) Does not include qualified options to purchase 208,333 shares a $.48 per share (110% of fair market value on day of issuance) and non-qualified options to purchase 250,000 shares at $.17 per share (35%) of fair market value on day of grant) issued to each of Messrs. Grable and Schwartz and Ms Grable on July 6, 1998.
(3) Includes 250, 000 non-qualifies options that were required, by contract, to be issued in July 1997 but were not issued until January 2, 1998.

STOCK OPTION PLANS

The Company has established an incentive stock option plan, as defined by
Section 422, Internal Revenue Code of 1986. For the fiscal year ended June 30, 1998, all of the executive officers were participants in this plan. The plan was approved by the Board of Directors and adopted by the shareholders at the March 29, 1995 annual meeting. The plan provides for the granting, exercising and issuing of incentive option pursuant to Internal Revenue Code Section 422. The Company may grant incentive stock options to purchase up to 5% of the issued and outstanding common stock of the Company at any time. The Board of Directors has direct responsibility for the administration of the plan.

The exercise price of the incentive options to employees must be equal to at least 100% of the fair market value of the common stock, as of the date of grant. The exercise price of incentive options to officers, or affiliated persons, must be at least 110% of the fair market value as of the date of grant.

Pursuant to sock option agreements, Mr. Richard J. Grable, Mr. Allan L. Schwartz and Mrs. Linda B. Grable each have an option to purchase that number of shares equal to $100,000 divided by 110% of the fair market value of the shares on July 6th of each year. The Stock Option Agreements terminate on September 1, 1999.

The following table sets forth certain information with regard to the Options/SAR grants by the Company for the fiscal year ended June 31, 1998.

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

             No. of Securities   %of Total Options    Exercise or     Market Price
             Underlying Options  Granted to Employees Base Price      on Date of    Expiration
Name         Granted     `       In Fiscal Year       ($/Share)       Grant         Date

------------ ----------------- -------------------- ---------------- ------------ --------------
Richard J.       250,000               14%               $.31           $.85         1/2/02
Grable (1)       250,000               14%               $.31           $.65         1/2/02
                  34,602              1.9%               $2.63          $2.39        1/2/02
------------ ----------------- -------------------- ---------------- ------------ --------------

Linda B.         250,000               14%               $.31           $.85         1/2/02
Grable (1)       250,000               14%               $.31           $.65         1/2/02
                  34,602              1.9%               $2.63          $2.39        1/2/02
------------ ----------------- -------------------- ---------------- ------------ --------------

Allan L.         250,000               14%               $.31           $.85         1/2/02
Schwartz         250,000               14%               $.31           $.65         1/2/02
(1)               34,602              1.9%               $2.63          $2.39        1/2/02
------------ ----------------- -------------------- ---------------- ------------ --------------

(1) In January 1998, pursuant to employment agreements dated July 4, 1994, Richard Grable, Linda Grable, and Allan Schwartz were granted options to purchase and aggregate of 500,000 Common Shares each. The grants for were for the July 1996 and July 1997 anniversary dates of their employment and were never issued by prior counsel for the Company. The options are non-qualified stock options, vesting one year from the grant date and exercisable at an exercise price of $0.31 per share (35% of the fair market value on the date of issuance). In January 1998, Richard Grable, Linda Grable, and Allan Schwartz were granted options to purchase 22,883 and 34,602 shares of Common Shares each pursuant to the Company's incentive stock option plan. These options were earned in July 1996 and July 1997 but never issued, however the options for the 22,883 shares were disclosed in the Company's Proxy Statement last year. These shares are exercisable at any time at an exercise price of $4.37 and $2.63 per share, respectively (110% of the fair market value on the contractual date of issuance).


BY ORDER OF THE BOARD OF DIRECTORS THIS 27TH DAY OF JANUARY 1999.

                                            /s/ Allan L. Schwartz, Secretary
                                            --------------------------------
                                            Allan L. Schwartz, Secretary

                                    EXHIBIT A

                          FORM OF PROPOSED AMENDMENT TO
                            ARTICLES OF INCORPORATION

                              ARTICLES OF AMENDMENT

                         IMAGING DIAGNOSTIC SYSTEMS, INC.

         Pursuant to the written actions dated July 10, 1998 and December 3, 1998, duly executed by a majority of the shareholders of Imaging Diagnostic Systems, Inc. entitled to vote thereon, and ratification of such written action by the Company's Board of Directors, the Corporation's Articles of Incorporation to provide for and increase in the authorized Common Stock, pursuant to the relevant provisions of Chapter 607 of the Florida Statutes are hereby Amended as follows:


                                    ARTICLE I
                                    ---------

The name of the corporation is IMAGING DIAGNOSTIC SYSTEMS, INC.

                            ARTICLE III CAPITAL STOCK
                            -------------------------

         The maximum number of shares of capital stock that this corporation is authorized to have outstanding at any one time is 102,000,000 (ONE HUNDRED TWO MILLION) shares, no par value. The 102,000,000 shares of no par value capital stock of the Corporation shall be designated as follows:

                  100,000,000 common shares

                  2,000,000 Preferred Shares, the rights, and preferences of which are to be designated by the Company's Board of Directors.


         Except as amended above the remainder of the Company's Article of Incorporation shall remain unchanged, and are hereby ratified and confirmed

The foregoing Amendments to the Articles of Incorporation were duly adopted on July 10, 1998 and December 3, 1998 by written action by a majority of the holders of the Corporation's common stock, no par value and the holders of the Preferred Shares., and approved by a sufficient number of votes pursuant to the Florida Statutes.


ATTESTED TO:                                IMAGING DIAGNOSTIC SYSTEMS, INC

By: ________________________________        By:_________________________________

Name:_______________________________        Name________________________________

Title:______________________________        Title_______________________________

                                    EXHIBIT B
                                    SERIES B


                              ARTICLES OF AMENDMENT

                        IMAGING DIAGNOSTIC SYSTEMS, INC.


         1. DESIGNATION. The designation of the series of Preferred Stock fixed by this resolution shall be "Series B Convertible Preferred Stock" (hereinafter referred to as the Convertible Preferred Stock").

         2.       CONVERSION RIGHTS.

         (A) RIGHT TO CONVERT. The holder of any shares of Convertible Preferred Stock may, (i) at any time during the period commencing on and including eighty
(80) days after issuance, convert up to thirty four percent (34%), without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation (ii) at any time during the period commencing on and including one hundred (100) days after issuance, convert up to sixty eight percent (68%) in aggregate, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation, and (iii) at any time during the period commencing on and including one hundred and twenty (120) days after issuance, convert up to one hundred percent (100%) in aggregate, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation as is determined by dividing (i) the sum of $10,000 by
(ii) the Conversion Price (determined as herein after provided) in effect at the time of conversion. The "Conversion Price" shall be equal to eighty two percent (82%) of the Market Price of the Corporation's Common Stock; provided, however, that in no event will the Conversion price be greater than the $3.85. For purposes of this Section 2, the Market Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice (as defined in Section 2(b) hereof), as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice, or, in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in THE WALL STREET JOURNAL over the five consecutive trading days immediately preceding the date of the Conversion Notice.

         (B) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If upon conversion of shares of Convertible Preferred Stock held by a registered holder which are being converted, such register holder would, but for the provisions of this
Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise been titled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Convertible Preferred Stock, and shall give written notice (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within three business days of the date of its receipt of the Conversion Notice, issue and deliver or cause to be issued and delivered to such holder of Convertible Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made on the date that the Corporation receives the Conversion Notice, and the person or persons entitled to receive the share of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Convertible Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued by the Corporation at any time.

         (C) NOTICES OF RECORD DATE. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, transfer, consolidation, merger, dissolution or winding up.

         (D) STOCK DIVIDENDS; STOCK SPLITS; ETC. In the event that the Corporation shall (i) take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive dividends payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock,
(iii) combine the outstanding shares of Common Stock into smaller number of shares or (iv) issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon conversion of each share of Convertible Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i)through(iv) above shall be the number of such shares of Common Stock into which such shares of Convertible Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

         (E) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Convertible Preferred Stock. In the event there are insufficient shares to effect a conversion, the Corporation shall increase the number of authorized shares to effect conversion. In the event shareholder approval is required to increase the authorized shares, the holder shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Convertible Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Convertible Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. No sale or disposition of all or substantially all of the Corporation's assets shall take place without Stock, voting as a single class.

3. DIVIDEND RIGHTS. The holders of record of Convertible Preferred Stock shall be entitled to receive cumulative dividends thereon, out of funds legally available therefor and to the extent permitted by law, at the rate of seven percent (7%) per share, per annum, computed on the basis of the actual number of days elapsed in a 365-day year, commencing on the date of issuance of such shares of Convertible Preferred Stock and payable quarterly on the last business day of each calendar quarter commencing with the calendar quarter next succeeding the date of issuance of the Convertible Preferred Stock. Such dividends shall be fully cumulative and shall accrue, whether or not declared by the Board of Directors of the Corporation, from the date of issuance of the shares of Convertible Preferred Stock until the date of payment thereof as set forth in the immediately preceding sentence. No dividends or other distributions shall be paid on or declared and set aside for payment on the Common Stock until full cumulative dividends on all outstanding shares of Convertible Preferred Stock shall have been paid or declared and set aside for payment. Such dividends shall be payable in cash or in freely tradable shares of Common Stock, with such shares of Common Stock valued at the average closing bid price of such shares over the five consecutive trading days immediately preceding the date of payment thereof, as such average closing bid price is determined pursuant to Section 2 above.

4. VOTING RIGHTS OF CONVERTIBLE PREFERRED STOCK. Except as otherwise required by law and as provided for in Section 2(e), the holders of outstanding shares of Convertible Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

5. RANKING. The Convertible Preferred Stock shall rank senior to any other class of capital stock of the Corporation now or hereafter issued as to the payment of dividends and the distribution of assets on redemption, liquidation, dissolution or winding up of the Corporation.

6. LIQUIDATION RIGHTS. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Convertible Preferred Stock shall be outstanding, the holders of the then outstanding shares of Convertible Preferred Stock shall have a preference in distribution of the Corporation's property available for the distribution to the holders of any other class of capital stock of the Corporation, including but not limited to, the Common Stock, equal to $10,000.00 consideration per share, together with an amount equal to all accrued but unpaid dividends thereon, if any, to the date of payment of such distribution, whether or not declared by the Board.

7. ADJUSTMENTS DUE TO MERGER OR CONSOLIDATION, ETC. In the case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Convertible Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Convertible Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock.

                                    EXHIBIT C
                                    SERIES C


                           CERTIFICATE OF DESIGNATION

                              ARTICLES OF AMENDMENT

                        IMAGING DIAGNOSTIC SYSTEMS, INC.


         1. Designation. The designation of the series of Preferred Stock fixed by this resolution shall be "Series C Convertible Preferred Stock" (hereinafter referred to as the "Convertible Preferred Stock").

         2.       Conversion Rights.

                  (a) Right to Convert. The holder of any shares of Series C Convertible Preferred Stock (the "Preferred Stock") may, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, convert all or a portion of the Preferred Stock, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation of the Corporation as is determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal to seventy five percent (75%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion provided, however, that in no event will the Conversion Price be greater than 75% of the Average Price on the Closing Date. For purposes of this Section 2, the Market Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice (as defined in Section 2(b) hereof), as (i) quoted by Bloomberg, L.P. or if not quoted by Bloomberg, L. P., then (ii) as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or if not quoted by NASDAQ then; (iii) the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice; or (iv) in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in The Wall Street Journal over the five consecutive trading days immediately preceding the date of the Conversion Notice.

                  (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. If upon conversion of shares of Preferred Stock held by a registered holder which are being converted, such register holder would, but for the provisions of this Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall round up or down, as the case may be, to the nearest share. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice by facsimile or otherwise (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within five business days of the date of its receipt of the Conversion Notice and original Preferred Stock Certificate, issue and deliver or cause to be issued and delivered to such holder of Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date that the Corporation receives the Conversion Notice by facsimile or otherwise, and the person or persons entitled to receive the share of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued by the Corporation at any time.

                  (c) Notices of Record Date. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective; and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, transfer, consolidation, merger, dissolution or winding up.

                  (d) Stock Dividends; Stock Splits; Etc. In the event that the Corporation shall (i) take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive dividends payable in shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; (iii) combine the outstanding shares of Common Stock into smaller number of shares; or (iv) issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon conversion of each share of Convertible Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i)through(iv) above shall be the number of such shares of Common Stock into which such shares of Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

                  (e) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Preferred Stock. In the event there are insufficient shares to effect a conversion, the Corporation shall increase the number of authorized shares to effect conversion. In the event shareholder approval is required to increase the authorized shares, the holder shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. No sale or disposition of all or substantially all of the Corporation's assets shall take place without the approval of the holders of the Convertible Preferred Stock, voting as a single class.

                  (f) Voting Rights of Convertible Preferred Stock. Except as otherwise required by law and as provided for in Section 2(e), the holders of outstanding shares of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

         3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Preferred Stock shall be outstanding, the holders of the then outstanding shares of Preferred Stock shall have a preference in distribution of the Corporation's property available for the distribution to the holders of any other class of capital stock of the Corporation, including but not limited to, the Common Stock, equal to $10,000.00 consideration per share.

         4. Adjustments Due to Merger or Consolidation, Etc. In the case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock.

                                    EXHIBIT D
                                    SERIES D

                           CERTIFICATE OF DESIGNATION
                              ARTICLES OF AMENDMENT
                        IMAGING DIAGNOSTIC SYSTEMS, INC.


         1. Designation. The designation of the series of Preferred Stock fixed by this resolution shall be "Series D Convertible Preferred Stock" (hereinafter referred to as the "Convertible Preferred Stock").

         2.       Conversion Rights.

                  (a) Right to Convert. The holder of any shares of Series D Convertible Preferred Stock (the "Preferred Stock") may, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, convert all or a portion of the Preferred Stock, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation of the Corporation as is determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal to seventy five percent (75%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion provided, however, that in no event will the Conversion Price be greater than 75% of the Average Price on the Closing Date. For purposes of this Section 2, the Market Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice (as defined in Section 2(b) hereof), as (i) quoted by Bloomberg, L.P. or if not quoted by Bloomberg, L. P., then (ii) as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or if not quoted by NASDAQ then; (iii) the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice; or (iv) in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in The Wall Street Journal over the five consecutive trading days immediately preceding the date of the Conversion Notice.

                  (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. If upon conversion of shares of Preferred Stock held by a registered holder which are being converted, such register holder would, but for the provisions of this Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall round up or down, as the case may be, to the nearest share. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice by facsimile or otherwise (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within five business days of the date of its receipt of the Conversion Notice and original Preferred Stock Certificate, issue and deliver or cause to be issued and delivered to such holder of Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date that the Corporation receives the Conversion Notice by facsimile or otherwise, and the person or persons entitled to receive the share of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued by the Corporation at any time.

                  (c) Notices of Record Date. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective; and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, transfer, consolidation, merger, dissolution or winding up.

                  (d) Stock Dividends; Stock Splits; Etc. In the event that the Corporation shall (i) take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive dividends payable in shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; (iii) combine the outstanding shares of Common Stock into smaller number of shares; or (iv) issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon conversion of each share of Convertible Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i)through(iv) above shall be the number of such shares of Common Stock into which such shares of Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

                  (e) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Preferred Stock. In the event there are insufficient shares to effect a conversion, the Corporation shall increase the number of authorized shares to effect conversion. In the event shareholder approval is required to increase the authorized shares, the holder shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. No sale or disposition of all or substantially all of the Corporation's assets shall take place without the approval of the holders of the Convertible Preferred Stock, voting as a single class.

                  (f) Voting Rights of Convertible Preferred Stock. Except as otherwise required by law and as provided for in Section 2(e), the holders of outstanding shares of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

         3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Preferred Stock shall be outstanding, the holders of the then outstanding shares of Preferred Stock shall have a preference in distribution of the Corporation's property available for the distribution to the holders of any other class of capital stock of the Corporation, including but not limited to, the Common Stock, equal to $10,000.00 consideration per share.

         4. Adjustments Due to Merger or Consolidation, Etc. In the case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock.

                                    EXHIBIT E
                                    SERIES E


                           CERTIFICATE OF DESIGNATION

                              ARTICLES OF AMENDMENT

                        IMAGING DIAGNOSTIC SYSTEMS, INC.


         1. Designation. The designation of the series of Preferred Stock fixed by this resolution shall be "Series E Convertible Preferred Stock" (hereinafter referred to as the "Preferred Stock").

         2.       Conversion Rights.

                  (a) Right to Convert. The holder of any shares of Preferred Stock may, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, convert all or a portion of the Preferred Stock, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation as is determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal to seventy five percent (75%) of the average of the closing bid prices of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of the Conversion Notice (as defined below) provided, however, that in no event will the Conversion Price be greater than 75% of the average of the closing bid prices of the Corporation's Common Stock for the five-day trading period ending on the day prior to the Closing Date. For purposes of this Section 2, the Conversion Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice (as defined in Section 2(b) hereof), as (i) quoted by Bloomberg, L.P. or if not quoted by Bloomberg, L. P., then (ii) as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or if not quoted by NASDAQ then; (iii) the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice; or (iv) in the event the Common Stock is listed on a national stock exchange, the Conversion Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in The Wall Street Journal over the five consecutive trading days immediately preceding the date of the Conversion Notice.

                  (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. If upon conversion of shares of Preferred Stock held by a registered holder which are being converted, such registered holder would, but for the provisions of this Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall round up or down, as the case may be, to the nearest share. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice by facsimile or otherwise (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within five business days of the date of its receipt of the Conversion Notice and original Preferred Stock Certificate, issue and deliver or cause to be issued and delivered to such holder of Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date that the Corporation receives the Conversion Notice by facsimile or otherwise, and the person or persons entitled to receive the share of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued by the Corporation at any time.

                  (c) Notices of Record Date. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective; and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, transfer, consolidation, merger, dissolution or winding up.

                  (d) Stock Dividends; Stock Splits; Etc. In the event that the Corporation shall (i) take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive dividends payable in shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; (iii) combine the outstanding shares of Common Stock into smaller number of shares; or (iv) issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon conversion of each share of Convertible Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i) through (iv) above shall be the number of such shares of Common Stock into which such shares of Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

                  (e) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Preferred Stock. In the event there are insufficient shares to effect a conversion, the Corporation shall increase the number of authorized shares to effect conversion. In the event shareholder approval is required to increase the authorized shares, the holder shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. No sale or disposition of all or substantially all of the Corporation's assets shall take place without the approval of the holders of the Convertible Preferred Stock, voting as a single class.

                  (f) Voting Rights of Convertible Preferred Stock. Except as otherwise required by law and as provided for in Section 2(e), the holders of outstanding shares of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

         3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Preferred Stock shall be outstanding, the holders of the then outstanding shares of Preferred Stock shall have a preference in distribution of the Corporation's property available for the distribution to the holders of any other class of capital stock of the Corporation, including but not limited to, the Common Stock, equal to $10,000.00 consideration per share.

         4. Adjustments Due to Merger or Consolidation, Etc. In the case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock.

                                    EXHIBIT F
                                    SERIES F

                          AMENDED ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                        IMAGING DIAGNOSTIC SYSTEMS, INC.



         The undersigned do hereby certify that, pursuant to the authority conferred upon the Board of Directors of IMAGING DIAGNOSTIC SYSTEMS, INC. (the "Corporation") a corporation organized and existing under the Florida Business Corporation Act, by Florida Statute 607.0821 and Florida Statute 607.0602 and pursuant to the written consent dated February 19, 1998, duly executed by all of the members of the Corporation's Board of Directors, adopting the resolutions providing for the issuance of up to 75 shares of the Corporation's authorized but unissued preferred stock, no par value, to be designated the Series F Convertible Preferred Stock (the "Preferred Stock"), and the Amendment of the Corporation's Articles of Incorporation to provide for the Preferred Stock, and there being no shareholder action required, the Corporation Articles of Incorporation are hereby Amended as follows:


                            ARTICLE III CAPITAL STOCK
                            -------------------------

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                       RIGHTS AND LIMITATIONS OF SERIES F
                           CONVERTIBLE PREFERRED STOCK

1. Designation and Rank. The number and designation of the series of Preferred Stock fixed by this amendment shall be 75 Shares of "Series F Convertible Preferred Stock" (hereinafter referred to as the "Convertible Preferred Stock"), all of which shall rank equally and be identical in all respects.

2.       Conversion Rights.
(a) Right to Convert. The holder of any shares of Series F Convertible Preferred Stock (the "Preferred Stock") may, at any time, commencing May 15, 1998 and for a period of two years thereafter, convert all or a portion of the Preferred Stock, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation as is determined by dividing (i) the sum of $10,000 by
(ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal to seventy percent (70%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of the conversion. For purposes of this Section 2, the Market Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice (as defined in Section 2(b) hereof), as (i) quoted by Bloomberg, L.P. or if not quoted by Bloomberg, L.P., then (ii) as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or if not quoted by NASDAQ then; (iii) the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice; or (iv) in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in The Wall Street Journal over the five consecutive trading days immediately preceding the date of the Conversion Notice.

(b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. If upon conversion of shares of Preferred Stock held by a registered holder which are being converted, such register holder would, but for the provisions of this Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall round up or down, as the case may be, to the nearest share. Before any holder of the Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice by facsimile or otherwise (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within five business days of the date of its receipt of the Conversion Notice and original Preferred Stock Certificate, issue and deliver or cause to be issued and delivered to such holder of Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date that the Corporation receives the Conversion Notice by facsimile or otherwise, and the person or persons entitled to receive the share of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued as a new series by the Corporation at any time.

(c) Notices of Record Date. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective; and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, transfer, consolidation, merger, dissolution or winding up.

(d) Stock Dividends; Stock Splits; Etc. In the event that the Corporation shall (i) take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive dividends payable in shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; (iii) combine the outstanding shares of Common Stock into smaller number of shares; or
(iv) issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon conversion of each share of Convertible Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i)through(iv) above shall be the number of such shares of Common Stock into which such shares of Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

(e) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Preferred Stock. In the event there are insufficient shares to effect a conversion, the Corporation shall increase the number of authorized shares to effect conversion, the holder shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. No sale or disposition of all or substantially all of the Corporation's assets shall take place without approval of the holders of the Convertible Preferred Stock, voting as a single class.

(f) Voting Rights of Convertible Preferred Stock. Except as otherwise required by law and as provided for in Section 2(e), the holders of outstanding shares of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Preferred Stock shall be outstanding, the holders of the then outstanding shares of Preferred Stock shall have a preference in distribution of the Corporation's property available for the distribution to the holders of any other class of capital stock of the Corporation, including but not limited to, the Common Stock, equal to $10,000.00 consideration per share.

4. Adjustments Due to Merger or Consolidation, Etc. In the case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonable be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock.

         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation has been executed and attested by the undersigned duly authorized officers of the Corporation as of the 19th day of February 1998.



                   /s/Linda B. Grable, President and Director

                   /s/Allan L. Schwartz, Executive Vice President and Director

                   /s/Richard J. Grable, Chief Executive Officer and Director

                                    EXHIBIT H
                                    SERIES H

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                        IMAGING DIAGNOSTIC SYSTEMS, INC.



         The undersigned do hereby certify that, pursuant to the authority conferred upon the Board of Directors of IMAGING DIAGNOSTIC SYSTEMS, INC. (the "Corporation") a corporation organized and existing under the Florida Business Corporation Act, by Florida Statute 607.0821 and Florida Statute 607.0602 and pursuant to the written consent dated May 28, 1998, duly executed by all of the members of the Corporation's Board of Directors, adopting the resolutions providing for the issuance of up to 108 shares of the Corporation's authorized but unissued preferred stock, no par value, to be designated the Series H Convertible Preferred Stock (the "Preferred Stock"), and the Amendment of the Corporation's Articles of Incorporation to provide for the Preferred Stock, and there being no shareholder action required, the Corporation Articles of Incorporation are hereby Amended as follows:


                            ARTICLE III CAPITAL STOCK
                            -------------------------

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                       RIGHTS AND LIMITATIONS OF SERIES H
                           CONVERTIBLE PREFERRED STOCK

1. Designation and Rank. The number and designation of the series of Preferred Stock fixed by this amendment shall be 108 Shares of "Series H Convertible Preferred Stock" (hereinafter referred to as the "Convertible Preferred Stock"), all of which shall rank equally and be identical in all respects.

2.       Conversion Rights.
(a) Right to Convert. The holder of any shares of Series H Convertible Preferred Stock (the "Preferred Stock") may, at any time, for a period of two years thereafter, convert all or a portion of the Preferred Stock and any accrued interest thereon, without the payment of any additional consideration therefor, into that number of fully paid and non-assessable shares of common stock, no par value, of the Corporation as is determined by dividing (i) the sum of $10,000 by
(ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal to the lesser of $.53 or seventy five percent (75%) of the Average Closing Price of the Corporation's Common Stock for the ten-day trading period ending on the day prior to the date of the conversion (the "Lookback Period"). On the last trading day of each month, starting on the first day of the 5th month from the Closing Date, the Lookback period will be increased by two trading days until the Lookback period equals a maximum of twenty two (22) trading days. For purposes of this Section 3, the Average Price shall be the lowest closing bid price of the Common Stock during the Lookback period as (i) quoted by Bloomberg, L.P. or if not quoted by Bloomberg, L.P., then (ii) as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or if not quoted by NASDAQ then; (iii) the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice; or (iv) in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in The Wall Street Journal over the five consecutive trading days immediately preceding the date of the Conversion Notice.

(b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. If upon conversion of shares of Preferred Stock held by a registered holder which are being converted, such register holder would, but for the provisions of this Section 3(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall round up or down, as the case may be, to the nearest share. Before any holder of the Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice by facsimile or otherwise (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within five business days of the date of its receipt of the Conversion Notice and original Preferred Stock Certificate, issue and deliver or cause to be issued and delivered to such holder of Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date that the Corporation receives the Conversion Notice by facsimile or otherwise, and the person or persons entitled to receive the share of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued as a new series by the Corporation at any time.

(c) Notices of Record Date. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective; and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, transfer, consolidation, merger, dissolution or winding up.

(d) Stock Dividends; Stock Splits; Etc. In the event that the Corporation shall (i) take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive dividends payable in shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; (iii) combine the outstanding shares of Common Stock into smaller number of shares; or
(iv) issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon conversion of each share of Convertible Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i)through(iv) above shall be the number of such shares of Common Stock into which such shares of Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

(e) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Preferred Stock. In the event there are insufficient shares to effect a conversion, the Corporation shall increase the number of authorized shares to effect conversion, the holder shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. No sale or disposition of all or substantially all of the Corporation's assets shall take place without approval of the holders of the Convertible Preferred Stock, voting as a single class.

(f) Voting Rights of Convertible Preferred Stock. Except as otherwise required by law and as provided for in Section 3(e), the holders of outstanding shares of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

4. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Preferred Stock shall be outstanding, the holders of the then outstanding shares of Preferred Stock shall have a preference in distribution of the Corporation's property available for the distribution to the holders of any other class of capital stock of the Corporation, including but not limited to, the Common Stock, equal to $10,000.00 consideration per share.

5. Adjustments Due to Merger or Consolidation, Etc. In the case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonable be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock.

         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation has been executed and attested by the undersigned duly authorized officers of the Corporation as of the 28th day of May 1998.



                   /s/Linda B. Grable, President and Director

                   /s/Allan L. Schwartz, Executive Vice President and Director

                   /s/Richard J. Grable, Chief Executive Officer and Director